                                                                EXHIBIT (b)(2)





                      CENTRAL TRACTOR FARM & COUNTRY, INC.

                          FAIRNESS OPINION PRESENTATION

                           TO THE SPECIAL COMMITTEE OF

                             THE BOARD OF DIRECTORS




                               PIPER JAFFRAY INC.

                                NOVEMBER 27, 1996

CENTRAL TRACTOR FARM & COUNTRY, INC
--------------------------------------------------------------------------------

                                Table of Contents

                                                                         Section
                                                                         -------

Overview ...........................................................           1
  - Background
  - Proposed Deal Structure and Terms

Due Diligence Procedures ...........................................           2
Selected Market Information ........................................           3
Discounted Cash Flow Analysis ......................................           4
Comparable Company Analysis ........................................           5
Comparable Acquisition Analysis ....................................           6
Premiums Paid Analysis .............................................           7
Historical and Projected Financial Statement .......................  Appendix A
Institutional Ownership ............................................  Appendix B

CENTRAL TRACTOR FARM & COUNTRY, INC.

                                    Overview

BACKGROUND

SELLER

Founded in 1935, Central Tractor Farm & Country, Inc. ("Central Tractor" or the "Company") is an agricultural specialty retailer serving the agricultural, hardware and related needs of rural consumers, especially part-time and full-time farmers, hobby gardeners, skilled trades persons and do-it-yourself customers. Currently, the Company operates 111 retail stores located in 16 states. These stores typically include 18,000 square feet of indoor selling space and 10,000 square feet of outdoor selling space and display approximately 25,000 stockkeeping units. The Company's primary business is its retail store operations, but it also operates a Catalog Business. Central Tractor is a Delaware Corporation.

In 1988, Central Tractor was acquired by Butler Capital ("Butler") and certain affiliated entities from Elliott Brody. In October 1994, Central Tractor consummated an initial public offering at $15.50 per share. Butler currently owns approximately 64.5% of the outstanding common stock, management owns approximately 1.7% and institutions own approximately 29.7%.

BUYER

J.W. Childs Equity Partners, L.P. ("Childs"), a Boston-based private equity firm, has teamed with Central Tractor management to put together a management-led buyout of Central Tractor. Childs was formed in late 1995 as a spin-off from Thomas H. Lee. The focus of the fund is primarily on retailing and consumer branded products. Last year, Childs, through a limited partnership, raised $430 million in equity funds. Investments to date include the personal products division of Reckitt & Colman (brand names include Wet Ones, Binaca, Ogilvie and Mr. Bubble).

Childs has lined up Fleet National Bank and NationsBank to provide debt financing for the transaction.


                                       1-1

CENTRAL TRACTOR FARM & COUNTRY, INC.

CHRONOLOGY OF CERTAIN EVENTS

During the week of November 4, Childs met with Butler to present a proposal to join with management to purchase the Company. Later that week, Central Tractor's Board met to discuss the Proposal. At that Board meeting, an Independent Special Committee of the Board (the "Special Committee") was established, consisting of Frank Palamara (Chair), Daryl Lansdale, Glenn Kraiss and Costa Littas (Mr. Littas subsequently stepped down).

On November 11, Frank Palamara interviewed investment banks, including Piper Jafray, to serve as the Special Committee's independent financial advisor.

On November 14, Childs submitted a modified Merger proposal.

During due diligence, Central Tractor Management indicated to Piper Jaffray that its 4Q earnings results will be slightly below the consensus expectations of Wall Street. Furthermore, management believes that it will be necessary to manage the expectations of analysts for fiscal 1997's EPS results from the $1.00 area to the $.95 - $.96 range.

The Agreement and Plan of Merger by and among Central Tractor, Childs, JWC Holdings, Inc. and JWC Acquisition Inc. ("Acquisition Sub") (the "Merger Agreement") and a separate Securities Purchase Agreement (the "Butler Agreement") were discussed at a special meeting of the Board on November 25.

The Special Committee of the Board of Directors and the entire Board of Directors will meet on November 27 to respond to the Childs' proposal.

Piper Jaffray has been asked to provide an opinion, to the Special Committee, as to the fairness, from a financial point of view, of the consideration to be received by the Company's shareholders, excluding Butler (the "Shareholders").


                                       1-2

CENTRAL TRACTOR FARM & COUNTRY, INC.

PROPOSED DEAL STRUCTURE AND TERMS

STRUCTURE:            The Merger Agreement and the Butler Agreement together
                      calls for Childs, through Acquisition Sub, to acquire
                      Central Tractor through a stock purchase and Merger process.

PER SHARE PRICE:      The per share consideration to be received by the Central
                      Tractor Shareholders is $14.25.

SHARES OUTSTANDING:   Butler Stock: 7,062,252 (fully-diluted assuming
                      $14.00/share offer price) Shareholders' Stock: 4,163,849
                      (fully-diluted assuming $14.25/share offer price)

DEAL VALUE:           The aggregate equity and transaction value for the
                      transaction is as follows:

                      -  Butler Stock @ $14.00/share            =  $ 98.9 million
                      -  Shareholders' Stock @ $14.25/share(1)  =  $ 56.4 million
                      -  Plus Net Debt Assumed                  =  $ 17.3 million
                      -  Transaction ("Enterprise") Value       =  $172.6 million

                     (1) Purchase Price for all of the fully-diluted shares
                         outstanding, less an approximate $2.98 million received by the Company from the exercise of in-the-money stock options.

       OTHER: The Merger calls for a topping fee payable by Childs to Butler equal to 50% of the excess of any cash or non-cash consideration received by Childs in connection with a sale or disposition of Company common stock, a merger, or a sale of substantially all of the Company's assets for 12 months after the agreement.

                      The Merger is subject to Hart Scott Rodino approval.


                                       1-3

CENTRAL TRACTOR FARM & COUNTRY, INC.

                            DUE DILIGENCE PROCEDURES

In the course of our due diligence investigation in connection with the rendering of our fairness opinion on the proposed acquisition of Central Tractor by Childs (the "Merger"), we have undertaken the following steps:

1.       Reviewed the draft dated November 26, 1996, of the Merger Agreement.

2. Reviewed the draft dated November 26, 1996, of the Securities Purchase Agreement (as defined in the Merger Agreement).

3. Reviewed the Reports on Form 10-K for Central Tractor for the five fiscal years ended October 28, 1995.

4. Reviewed the Reports on Form 10-Q for Central Tractor for the quarters ended January 27, 1996, April 27, 1996, and July 27, 1996.

5. Reviewed estimated financial results for the fiscal year ended November 2, 1996, and five-year financial forecasts for Central Tractor prepared by Company management.

6. Visited the headquarters of Central Tractor and conducted discussions with members of senior management of Central Tractor including the Chief Executive Officer, Executive Vice President-Finance and Senior Vice President-Finance. Topics discussed included, but were not limited to, the background and rationale of the Transaction, the financial condition, operating performance and the balance sheet characteristics of Central Tractor and the prospects for the Company. In addition, we have held discussions with the members of the Special Committee.

7. Reviewed the historical prices and trading activity for Central Tractor Common Stock.

8. Reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions which we deemed relevant.


                                       2-1

CENTRAL TRACTOR FARM & COUNTRY, INC.

9. Performed discounted cash flow analysis on the five-year financial forecasts for Central Tractor furnished by Central Tractor's management.

10.      Analyzed the premiums paid in recent public company acquisitions.

11. Compared certain financial data of Central Tractor with certain financial and securities data of companies deemed similar to Central Tractor or representative of the business sector in which Central Tractor operates.


                                       2-2

CENTRAL TRACTOR FARM & COUNTRY, INC.

                           SELECTED MARKET INFORMATION

BACKGROUND INFORMATION                                                 CENTRAL
                                                                       TRACTOR
                                                                       -------
Stock Market                                                       NASDAQ NMS
Stock Symbol                                                             CTFC
11/26/96 closing stock price                                           $12.13
Total shares outstanding (as of 11/26/96)                               10.6M
Market capitalization @ 11/26/96                                      $128.4M
Number of equity research analysts following(1)                             7
Approximate number of institutional shareholders(1)                        42
Approximate shares held by institutions(1)                               3.1M
     Percent of outstanding shares                                       29.7%
Average daily trading volume 11/26/95 - 11/26/96                       24,640
Closing price range 11/26/95 - 11/26/96
     A low of                                                           $8.50
     A high of                                                         $16.25
11/26/96 price as a % of LTM high                                        74.6%
Dividend (most recent):
     Per share - annualized                                                 0
     Yield                                                                  0%

----------
(1)  Source: Bloomberg.


                                       3-1

                                CENTRAL TRACTOR
                      DAILY STOCK PRICE/VOLUME PERFORMANCE
                              11/27/95 - 11/26/96

                             [PLOT POINTS TO COME]











                                      3-2

                                CENTRAL TRACTOR
                     WEEKLY STOCK PRICE/VOLUME PERFORMANCE
                              10/07/94 - 11/26/96

                             [PLOT POINTS TO COME]








                                      3-3

                                CENTRAL TRACTOR
               ANALYSIS OF DAILY TRADING VOLUME AT VARIOUS PRICES
                              11/27/95 - 11/26/96

                             [PLOT POINTS TO COME]


*The Weighted Average Stock Price is $12.22







                                      3-4

                                CENTRAL TRACTOR
              ANALYSIS OF WEEKLY TRADING VOLUME AT VARIOUS PRICES
                              11/04/94 - 11/22/96**

                             [PLOT POINTS TO COME]

*The Weighted Average Stock Price is $12.36
**Data Begins the fifth week after the Initial Public Offering







                                      3-5

CENTRAL TRACTOR FARM & COUNTRY, INC.
Fiscal Year Ended October 31                                 Piper Jaffrey Inc.
(All numbers in Millions, except per share)
-------------------------------------------------------------------------------
                                                                 Analyst:JAK

Discounted Cash Flow
**Management Projections - Assumes 2 Stores in '97 & 5 Stores/Year Thereafter**


                                1997     1998    1999    2000    2001
                               -----    -----   -----   -----   -----
EBIT                           $21.2    $25.6   $28.0   $30.2   $32.0

Less Interest Expense of
  Line of Credit                 0.5      0.5     0.6     0.6     0.7
                               -----    -----   -----   -----   -----
  Adjusted Operating Income    $20.7    $25.1   $27.4   $29.6   $31.3

Less Taxes @ 41.0%               8.5     10.3    11.2    12.1    12.8
                               -----    -----   -----   -----   -----
  After Tax Operating Income    12.2     14.8    16.2    17.5    18.5
Plus:
  Depreciation and
    Amortization                 4.7      4.8     5.1     5.7     6.5

Less:
  (Increase) Decrease in Net
    Working Capital              9.1      0.5     0.5    (2.6)   (1.9)
  Capital Expenditures          (4.5)    (5.9)   (6.0)   (6.0)   (6.0)
                               -----    -----   -----   -----   -----
Cash Flows                     $21.5    $14.2   $15.8   $14.6   $15.1

Terminal Value                                                 $250.4
                               -----    -----   -----   -----   -----
Net Total Cash Flows           $21.5    $14.2   $15.8   $14.6  $265.5
                               =====    =====   =====   =====  ======

---------------------------
Net Present Value(10/31/96)
---------------------------

NPV of Cash Flow       $54.4   31.3%
NPV of Terminal Value  119.2   68.7%
                       -----   -----
NPV of Company         173.6  100.0%
Less Debt (10/31/96)    21.6

Plus Cash(10/31/96)     $3.9
                      ------
NPV of Equity         $156.3

Equity Value per
    Share             $14.19


-------------------------------
Assumptions:
-------------------------------

Discount Rate           $16.0%
EBIT Multiple             8.0
Fully Diluted Shares
Outstanding @ 10/31/96  11,017



-------------------------------------------
Sensitivity Analysis-Aggregate Equity Value
-------------------------------------------

              EBIT Multiple

                      7.0x    8.0x    9.0x
                    ------  ------  ------
Discount   15.0%   $147.2  $162.8  $178.4
Rate       16.0%   $141.4  $156.3  $171.2
           17.0%   $135.9  $150.1  $164.4

-------------------------------------------
Sensitivity Analysis-Equity Value Per Share
-------------------------------------------

              EBIT Multiple

                     7.0x    8.0x    9.0x
                   ------  ------  ------
Discount   15.0%   $13.37  $14.78  $16.19
Rate       16.0%   $12.84  $14.19  $15.54
           17.0%   $12.33  $13.63  $14.92


CENTRAL TRACTOR FARM & COUNTRY, INC.

                          DISCOUNTED CASH FLOW ANALYSIS

OVERVIEW

The discounted cash flow analysis is used to calculate a range of theoretical per share values for Central Tractor based on (i) the net present value of implied future cash flows of Central Tractor and (ii) a terminal value assuming Central Tractor is sold in 2001 at a multiple of adjusted operating income. This range of per share equity values can be compared to the $14.25 per share consideration being offered in the Merger.

For purposes of this analysis, we used a range of discount rates of 15% to 17% and a range of operating income (EBIT) multiples for the terminal value of 7x to 9x.

Central Tractor management has provided projections for fiscal years 1997 through 2001. These projections were used to calculate the discounted cash flow equity value per share for Central Tractor.


                                       4-1

CENTRAL TRACTOR FARM & COUNTRY, INC.

                          DISCOUNTED CASH FLOW ANALYSIS

DISCOUNTED CASH FLOW ANALYSIS 1997 - 2001 CENTRAL TRACTOR PROJECTIONS

               EQUITY VALUE PER SHARE      EBIT MULTIPLE
                (PER SHARE $ AMOUNTS)  ----------------------
                                        7.0X    8.0X    9.0X
       ------------------------------------------------------
                              15%      $13.37  $14.78  $16.19
       Discount Rate          16%      $12.84  $14.19  $15.54
                              17%      $12.33  $13.63  $14.92


                                       4-2

CENTRAL TRACTOR FARM & COUNTRY, INC.

                          COMPARABLE COMPANY ANALYSIS

OVERVIEW

The Comparable Company Analysis compares certain financial and stock market information relating to Central Tractor to corresponding data and ratios for a group of comparable publicly traded companies.

SELECTION PROCESS

The Comparable Companies were selected based on a search using the following criteria:

- SIC codes: 5200 - 5999 (Retailing)

- Primary business is retailing

- Comparable Traits:
  - Mid-size with respect to revenues
  - Rural focus
  - Overlap on multiple product categories
  - Store footprint generally of comparable size
  - Moderate growth rate

Based on the selection criteria described above and other factors considered by Piper Jaffray, the following 6 specialty retailers were chosen as comparable companies to Central Tractor:

                      D.I.Y. Home Warehouse, Inc.   Michaels Stores, Inc.

                      Duckwall-ALCO Stores, Inc.    Old America Stores, Inc.

                      Fred's, Inc.                  Tractor Supply Company


                                       5-1

CENTRAL TRACTOR FARM & COUNTRY, INC.

                           COMPARABLE COMPANY ANALYSIS

Description of Comparable Companies:

- D.I.Y. Home Warehouse, Inc. - DIY operates 16 retail warehouse-format home improvement centers in Ohio. DIY stores carry approximately 29,000 SKUs at every day low prices. Products include hardware, building materials, home improvement products and lawn and garden equipment.

- Duckwall-ALCO Stores Inc. - Duckwall-ALCO is a regional broadline retailer operating 173 stores in 16 states in the central U.S. Duckwall-ALCO's strategy is to target smaller markets not served by other regional or national retail discount chains and provide the most convenient access to retail shopping within each market.

- Fred's, Inc. - Fred's operates 209 "small box" discount general merchandise stores in 9 southeastern states. The Company also markets goods and services to 32 franchised Fred's stores. Stores are generally located in small to medium sized towns.

- Michaels Stores, Inc. - Michaels is the largest specialty retailer of arts, crafts and decorative items in the U.S. The Company owns and operates 454 Michaels Stores in 45 states, Canada and Puerto Rico and 72 Aaron Brothers stores located primarily in California. Michaels Stores contain an average of 16,000 square feet of selling space.

- Old America Stores, Inc. - Old America operates 98 stores specializing in home decorating and arts and crafts items in 25 states located primarily in the southeastern, midwestern and southwestern U.S.

- Tractor Supply Company - TSC is a specialty retailer that supplies the daily farming and maintenance needs of hobby, part-time and full-time farmers as well as suburban customers, contractors and tradesmen. TSC operates the approximately 204 farm stores in 22 states predominantly in rural locations.


                                       5-2

CENTRAL TRACTOR FARM & COUNTRY, INC.

COMPARABLE COMPANY ANALYSIS SUMMARY

                                                                                       COMPARABLE COMPANIES (1)
                                                                                 ------------------------------------
                                                          CENTRAL TRACTOR        MEAN    MEDIAN    MAXIMUM    MINIMUM
                                                  -----------------------------  ----    ------    -------    -------
          SELECTED OPERATING DATA:
          ------------------------
          Revenues (in Millions)                           $293.0                $465.3   $343.6   $1,331.8   $133.1
          Gross Margin                                       29.3%                 29.5%    27.0%      38.4%    25.8%
          EBITDA Margin                                       7.4%                  5.2%     5.4%       6.8%     2.8%
          Operating Margin                                    6.1%                  3.5%     4.0%       5.5%     1.4%
          Net Margin                                          3.1%                  1.9%     2.0%       2.9%     0.8%

          Revenue Growth (2)                                 11.5%                 22.9%    17.8%      44.6%     6.5%
          EPS Growth (2)                                     33.6%                 -2.4%     9.2%      25.9%   -47.4%

          Projected EPS Growth (3)                           17.5%                 14.2%    14.3%      18.3%    10.0%

          Total Debt/Capital                                 19.0%                 31.0%    34.7%      42.5%     9.1%

                                                    AT AN OFFER     AT CURRENT
          SELECTED VALUATION DATA:                PRICE OF $14.25  MARKET PRICE
          ------------------------                ---------------  ------------
          P/E Ratios: (4)
            LTM (Latest Twelve Months)(5)               17.4x          14.8x       11.9x    10.5x      18.5x     6.7x
            Dec. 1996/Jan. 1997 Estimates               16.8x          14.3x       11.7x    11.2x      15.8x     8.7x
            Dec. 1997/Jan 1998 Estimates(6)             15.0x          11.3x        9.6x     9.8x      12.2x     6.3x

          Company Value/LTM Revenue                      0.6x           0.5x        0.3x     0.3x       O.5x     0.2x

          Company Value/EBITDA                           8.Ox           6.7x        6.5x     6.6x       8.1x     4.7x

          Company Value/LTM EBIT                         9.8x           8.2x       11.0x     8.3x      19.3x     7.1x

          Market Capitalization (in Millions)(7)      $150.9         $128.4      $101.1   $ 66.4   $  235.5   $ 21.2


----------
          (1) Comparable Companies Include: DIYB, DUCK, FRED, MIKE, OASI, TSCO

          (2) Historical Two-Year Compounded Annual Growth Rate.

          (3) Projected 5 Year Annual Growth Rate per IBES

          (4) Calendar Year Includes All Companies with a Year end of December 31 - January 31.

          (5) Central Tractor Uses 10/96 quarterly estimate for LTM PE.

          (6) Central Tractor Uses Fiscal Year 1997 Estimate ($.95) For Calendar 1997 Estimate.

          (7) Uses Actual Primary Shares Outstanding


                                       5-3

CENTRAL TRACTOR FARM & COUNTRY, INC.
--------------------------------------------------------------------------------
Comparable Company Analysis
($ in millions except per share)


                                        LTM                           Gross                  Operating                  EBITDA
Ticker                                Quarter               Gross     Margin    Operating      Margin                   Margin
Symbol             Company             Date     Revenues    Income      (%)     Income(1)        (%)        EBITDA       (%)
------  ---------------------------   -------   --------    ------    ------    ---------     ---------     ------      ------
COMPARABLE GROUP

DIYH     DAY HOME WAREHOUSE INC.        9/96    $  206.1    $ 54.2     26.3       $ 7.4          3.6         10.5         5.1
DUCK     DUCKWALL ALCO STORES INC       7/96    $  266.7    $ 86.7     32.5       $11.8          4.4         15.3         5.7
FREO     FREDS INC                      7/96    $  420.6    $110.2     26.2       $ 5.8          1.4         11.8         2.8
MIKE     MICHAELS STORES INC            7/96    $1,331.8    $368.4     27.7       $24.3          1.8         57.4         4.3
OASI     OLD AMERICA STORES             7/96    $  133.1    $ 51.1     38.1       $ 6.1          4.6          9.1         6.8
TSCO     TRACTOR SUPPLY CO              9/96    $  433.4    $111.9     25.8       $23.7          5.5         27.2         6.3

         Mean                                                          29.5                      3.5                      5.2
         Median                                                        27.0                      4.0                      5.4

CTFC     Central Tractor Farm
           & Country                   10/96    $ 293.0     $ 85.9     29.3       $17.8          6.1         21.8         7.1


                                                                                              11/26/96
                                                                       Average                  Stock
                                                  Net       Market     Daily     Stock         Price as    52 Week Price Range
Ticker                                  Net      Margin     Value      Volume    Price        a % of 52    -------------------
Symbol             Company            Income       (%)    of Equity    (000s)    11/26/96     Week High     Low         High
------  ---------------------------   -------   --------  ---------    ------    ---------    ---------   --------    --------
COMPARABLE GROUP

DIYH     DAY HOME WAREHOUSE INC.        $ 3.1      1.5      $ 34.3     10.0       $ 4.50        75.0%      $ 3.38  -   $ 6.00
DUCK     DUCKWALL ALCO STORES INC       $ 5.4      2.0      $ 50.0     16.3       $12.50        80.6%      $ 8.50  -   $15.50
FREO     FREDS INC                      $ 3.4      0.8      $ 82.8     15.5       $ 8.88        78.9%      $ 6.75  -   $11.25
MIKE     MICHAELS STORES INC            $(0.1)      NN      $235.5    282.6       $10.00        50.3%      $ 8.06  -   $19.88
OASI     OLD AMERICA STORES             $ 2.9      2.2      $ 21.2     18.5       $ 4.69        50.0%      $ 3.50  -   $ 9.38
TSCO     TRACTOR SUPPLY CO              $12.7      2.9      $183.1     28.7       $21.00        76.4%      $19.25  -   $27.50

         Mean                                      1.9                                          68.5%
         Median                                    2.0                                          75.7%

CTFC     Central Tractor Farm           $ 8.9      3.1      $128.4     25.3       $12.13        74.6%      $ 9.13  -   $16.25
           & Country

Financial data provided by Compustal Data Service.
(1) Operating Income is figured after Depreciation and Amortization
Analyst: JAK

CENTRAL TRACTOR FARM & COUNTRY, INC.
-----------------------------------------------------------------------------
Comparable Company Analysis
($ in millions except per share)

                                                       P/E Ratios
                                     -----------------------------------------------                              "Company
                             Fiscal  Year Ended    Latest   Year Ended    Year Ended    "Company     "Company      Value"/
                              Year   Dec. 1995/    Twelve   Dec. 1996/    Dec. 1997/     Value"/      Value"/     Operating
        Company               End    Jan. 1996     Months   Jan. 1997     Jan. 1998      Revenue      EBITDA       Income
-------------------------   -------  ----------   -------  ------------   -----------   ---------     -------     ---------
COMPARABLE GROUP
DIY HOME WAREHOUSE INC.      12/95     11.0         10.5       9.0           8.0           0.3          5.7          8.1
DUCKWALL ALCO STORES INC.     1/96      9.8          9.1       8.7           8.0           0.3          5.5          7.1
FREDS INC.                    1/96     31.7         18.5      15.8          12.2           0.2          7.8         15.9
MICHAELS STORES INC.          1/96       NM          DEF        NM          11.5           0.4          8.1         19.3
OLD AMERICA STORES            1/96      5.4          6.7      11.2           6.3           0.3          4.7          7.1
TRACTOR SUPPLY CO.           12/95     15.0         14.6      13.9          11.5           0.5          7.4          8.5

Mean                                   14.6         11.9      11.7           9.6           0.3          6.5         11.0
Median                                 11.0         10.5      11.2           9.8           0.3          6.6          8.3

SABRE                        10/95     16.1         14.8      14.3          11.3           0.5          6.7          8.2

                            Market       1996                            EPS Estimates (1)
                            Value/     Cat. P/E    ------------------------------------------------------------------
                           Tangible    as a % of   Date of   Date of     Year Ended           Year Ended   Year Ended
                            Common    5-Year EPS     EPS     Current     Dec. 1995/    EPS    Dec. 1996/   Dec. 1997/
      Company               Equity      Growth      (LYM)   Year Est.    Jan. 1996    (LYM)   Jan. 1997    Jan. 1998
------------------------   --------   ----------   -------  ---------    ----------   -----   ----------   ----------
COMPARABLE GROUP
DIY HOME WAREHOUSE INC.       0.9        81.8%       9/95     12/96        $0.41      $0.43     $0.50        $0.56
DUCKWALL ALCO STORES INC.     0.9        61.8%      10/96      1/97        $1.28      $1.38     $1.43        $1.56
FREDS INC.                    0.7       158.5%      10/96      1/97        $0.28      $0.48     $0.56        $0.73
MICHAELS STORES INC.          1.1           NM      10/96      1/97       ($0.95)    ($1.57)   ($0.65)       $0.87
OLD AMERICA STORES            0.6        74.4%       7/96      1/97        $0.87      $0.70     $0.42        $0.74
TRACTOR SUPPLY CO.            2.0        76.0%       9/96     12/96        $1.40      $1.44     $1.51        $1.83

Mean                          1.0        91.1%
Median                        8.9        76.8%

SABRE                         1.8        81.5%      10/96     10/96        $0.75      $0.82     $0.85        $1.07 (2)


    ----------------
(1) Estimates provided as of 11/26/96 by the Institutional Brokers' Estimate Service (IBES).
    For presentation purposes, EPS estimates for companies with January fiscal year ends are referenced according to the year in which the company's fiscal year actually ends; (i.e. a 1/31/97 year end is treated as a fiscal '97 year end).

(2) Projections per Piper Jaffray for the 12 months ended 1/31/98.

CENTRAL TRACTOR FARM & COUNTRY, INC.
--------------------------------------------------------------------------------
Comparable Company Analysis
($ in millions except per share)

                                                                  Fiscal Yearend                           Fiscal Yearend
                                                                     Compound                                Compound
                                             Revenues               Revenue %                                  EPS %        5-Year
                                   ---------------------------   Growth Rates(1)     Earnings Per Share   Growth Rates(1)  Estimated
                          Latest                        Latest     (-2 Years to                     Latest (-2 Years to      EPS %
Company                    Year    -2 Years  -1 Year     Year      Latest Year)  -2 Years  -1 Year   Year  Latest Year)  Growth Rate
------------------------------------------------------------------------------------------------------------------------------------
Comparable Group
DAY HOME WAREHOUSE INC.   12/95     $ 88.0    $136.4    $178.0         42.2        $0.62    $0.56    $0.41    -18.7           11.0
DUCKWALL ALCO STORES I     1/96     $225.9    $242.1    $256.5          6.5        $0.81    $1.51    $1.28     25.9           13.5
FREDS INC.                 1/96     $347.9    $380.7    $410.1          8.6        $1.05    $0.90    $0.29    -47.4           10.0
MICHAELS STORES INC.       1/96     $619.7    $994.6  $1,294.9         44.6        $1.51    $1.77   ($0.95)    N/M            17.5
OLD AMERICA STORES         1/96     $ 96.0    $137.9    $134.6         18.4        $0.73    $0.92    $0.87      9.2           15.0
TRACTOR SUPPLY CO.        12/95     $279.2    $330.0    $383.9         17.3        $0.99    $1.28    $1.40     18.9           18.3

Mean                                                                   12.9                                    -2.4           14.2
Median                                                                 17.8                                     9.2           14.3

SABRE                     10/95     $202.6    $231.1    $251.7         11.5        $0.42    $0.66    $0.75     33.6           17.5



(1) Calculated using three data points.

CENTRAL TRACTOR FARM & COUNTRY, INC.
Comparable Company Analysis
($ in millions except per share)

                                    Bank Value
                            ---------------------------
                            FYE           Quarterly        Recent       Shares
                            Intangible    Stockholders'    Price        Outstanding     Market
Company                     Assets        Equity           11/26/96  x  (000s)       =  Capitalization  +
----------------------------------------------------------------------------------------------------------
Comparable Group
----------------

MY HOME WAREHOUSE INC         $0.0         $36.6             $4.50         7,631            $34.3
DUCKWALL ALCO STORES INC      $0.0         $55.6            $12.50         4,000            $50.0
FREDS INC                     $8.8        $117.2             $8.88         9,327            $82.8
MICHAELS STORES INC         $143.7        $356.1            $10.00        23,548           $235.5
OLD AMERICA STORES           $13.8         $51.7             $4.69         4,519            $21.2
TRACTOR SUPPLY CO             $0.0         $90.8            $21.00         8,718           $183.1

Mean
Median

SABRE                        $20.3 (1)     $90.2            $12.13        10,589 (1)       $128.4







                                              Latest Quarterly Data
                            ----------------------------------------------------------
                                                                                                         Debt To
                            Long-Term      Short-Term       Preferred     Cash on           "Company     Total
Company                     Debt       +   Debt         +   Stock      -  Balance Sheet  =   Value"      Capitalization
--------------------------------------------------------------------------------------------------------------------------
Comparable Group
----------------

MY HOME WAREHOUSE INC         $25.3          $1.7            $0.0            $1.3               $60.0     42.5%
DUCKWALL ALCO STORES INC      $30.8          $4.9            $0.0            $1.8               $83.9     39.1%
FREDS INC                      $0.8         $10.9            $0.0            $2.7               $96.8      9.1%
MICHAELS STORES INC          $221.9         $19.0            $0.0            $8.6              $167.9     40.1%
OLD AMERICA STORES            $22.4          $0.0            $0.0            $0.7               $42.9     30.3%
TRACTOR SUPPLY CO             $26.1          $1.6            $1.8           $11.1              $201.5     24.5%

Mean                                                                                                      33.0%
Median                                                                                                    34.7%

SABRE                         $17.3          $3.9            $0.0            $3.9              $145.7     19.0%



(1) Balance Sheet Items are projections for 10/31/96. Shares outstanding are actual as of 7/31/96.

CENTRAL TRACTOR FARM & COUNTRY, INC.
--------------------------------------------------------------------------------

                         COMPARABLE ACQUISITION ANALYSIS

OVERVIEW

The Comparable Acquisition Analysis involves a review of transactions deemed comparable to the Merger. The analysis examines selected consumer retail transactions. Disclosed information regarding such transactions is often incomplete, especially for deals involving acquisitions of or by privately held companies. This analysis is based on information obtained from SEC filings, public company disclosures, press releases, industry and popular press reports, databases and other sources.

TRANSACTION SELECTION PROCESS

The Comparable Acquisitions used in this analysis were selected based on a search using the following criteria:

-     Target SIC codes: 5200-5999 (All retail)
-     Completed and pending transactions
-     100% acquired
-     Minimum Equity Value of $40 million
-     Date range: 1/1/90 - 11/12/96

Based on the selection criteria described above and other factors considered by Piper Jaffray, 3 transactions were deemed to be comparable.


                                       6-1

CENTRAL TRACTOR FARM & COUNTRY, INC.
--------------------------------------------------------------------------------

                   COMPARABLE ACQUISITION ANALYSIS, CONTINUED

COMPARABLE ACQUISITION ANALYSIS SUMMARY

                                                                           COMPARABLE TRANSACTIONS
                                                                           -----------------------
                                            CENTRAL TRACTOR AT
                                             $14.25 PER SHARE       MEDIAN     MEAN      MINIMUM     MAXIMUM
                                             ----------------       ------     ----      -------     -------

Company Value to LTM Sales                         0.6x              0.5x       0.5x       0.3x        0.7x

Company Value to LTM EBITDA                        8.0x              8.9x       7.8x       5.1x        9.4x

Company Value to LTM EBIT                          9.8x             12.5x      11.2x       7.0x       14.2x

Equity Value to LTM Net Income                    17.6x             18.1x      18.1x       8.0x       28.3x

Equity Value to Tangible Book Value                2.2x              2.8x*


* Only one acquired company had a positive Tangible Book Value.


                                       6-2

CENTRAL TRACTOR FARM & COUNTRY, INC.
--------------------------------------------------------------------------------

                   COMPARABLE ACQUISITION ANALYSIS, CONTINUED

TRANSACTION SUMMARIES

- The acquisition of Orchard Supply Hardware Stores by Sears Roebuck & Co. - This transaction was completed on September 20, 1996. Orchard Supply was a 60 store hardware chain in California. Each store contained approximately 40,000 square feet of interior and exterior selling space and carried approximately 45,000 SKUs. Orchard Supply targeted the niche between mom and pop hardware stores and warehouse stores. Sears paid $35.00 in cash for each outstanding share and share equivalent of Orchard Supply in a transaction consummated through a cash tender offer. Based on 9.2 million shares and share equivalents, the total equity value for the transaction was approximately $322 million.

- The acquisition of Sunbelt Nursery Group, Inc. by Pier 1 Imports, Inc. - This transaction closed on November 21, 1990. Sunbelt was a leading retailer of lawn and garden products operating 96 garden centers in California, Texas and Arizona. Pier 1 purchased 1.9 million shares from Intermark, an affiliate, at $12.00 per share in cash. Later, Sun Acquisition Corporation acquired primarily through a tender offer all remaining outstanding common stock (1.85 million) at $12.00 per share. Pier 1 completed its acquisition of Sunbelt merging Sun Acquisition into Sunbelt.

- The acquisition of Lee Wards Creative Crafts by Michael's Stores - This transaction closed on July 6, 1994. Lee Wards carried 20,000 SKUs in 20,000 square feet of selling space. Michael's acquired 98 of the 101 Lee Wards stores. Michael's 8-K/A filed on February 16, 1994, detailed the transaction: Based on a five day average closing price of Michael's stock of $33 7/8, consideration paid included (i) cash to Lee Wards shareholders of $7.8 million, (ii) Michael's stock in aggregate value of $42.6 million and
    (iii) the assumption of certain liabilities.


                                       6-3

CENTRAL TRACTOR FARM & COUNTRY, INC.
--------------------------------------------------------------------------------
Comparable Mergers and Acquisition Analysis
100% Acquired
Public Target or Aquiror
Deal Size > $40m
1/1/90 - 11/11/96
Retail Group (SIC Codes 5200 - 5999)

                                                                                                     Multiplex
                                                                                    ------------------------------------------------
                                                           Company   Equity Value   Company   Company   Company   Equity   Equity
Date       Date                                            Value     at Effective   Value/    Value/    Value/    Value/   Value/
Announced  Completed   Target Name       Acquires Name     ($mil)    Date ($mil)    Sales     EBIT      EBITDA    Net Inc. Tan. Book
------------------------------------------------------------------------------------------------------------------------------------
08/15/96   09/26/96    Orchard Supply    Sears Roebuck      $420.7   $328.0(1)      0.7x      12.5x     9.4x      28.3x    2.8x
                         Hardware Stores   & Co.
05/10/94   07/06/94    LeeWards          Michael's          $ 82.4   $ 50.5         0.5x      14.2x     8.9x       NM       NM
                         Creative Crafts   Stores
09/25/90   11/22/90    Sunbelt Nursery   Pier 1 Imports,    $ 48.7   $ 46.9         0.3x       7.0x     5.3x       8.0x     NM
                         Group(5)          Inc. (Intermark)

                                         MAXIMUM                                    0.7x      14.2x     9.4x      28.3x    2.8x

                                         MEAN                                       0.5x      11.2x     7.8x      18.8x    2.8x

                                         MEDIAN                                     0.5x      12.5x     8.9x      18.8x    2.8x

                                         MINIMUM                                    0.3x       7.0x     5.1x       6.0x    2.8x
                                         -------------------------------------------------------------------------------------------
                       Central Tractor(2)                   $174.3   $157.0         0.6x       9.8x     8.0x      17.6x    2.2x

                                                                              Target LTM Financial
                                                -----------------------------------------------------------------------------
                                                                                                Net
                                                Sales           EBIT            EBITDA          Income          Tangible
Target Name                                     ($mil)          ($mil)          ($mil)          ($mil)          Book Value
------------------------------------------------------------------------------------------------------------------------------
Orchard Supply Hardware Stores                  $564.7           $33.7          $44.7           $11.4            $123.6
LeeWards Creative Crafts                        $179.6           $ 5.8(2)       $ 9.3(4)        $68  (6)         ($144)
Sunbelt Nursery Group(5)                        $144.2           $ 6.9(3)       $ 9.6(3)        $ 5.9(3)(4)      ($ 3.9)


(1) Includes 1,28m shares of stock issuable upon conversion of all shares of convertible preferred stock.
(2) Assumes an offer price of $14.25 per share. Central Tractor financials are as of 10/31/96.
(3) Excludes $1.12m in Provision for Store Closings.
(4) Excludes $3.98bl in Extraordinary Gain from utilization of Net Operating Loss Carryforwards.
(5) LTM Date for Income Statement Accounts is Nov. 31, 1996. Balance Sheet Items are as of July 31, 1996.
(6) Because of Depressed Earnings in the Year Preceding the Acquisition Piper Jeffray took an Average of the Prior Two Fiscal Years.
Source: Securities Data Company, Inc.

CENTRAL TRACTOR FARM & COUNTRY, INC.
--------------------------------------------------------------------------------

                             PREMIUMS PAID ANALYSIS

OVERVIEW

The Premiums Paid Analysis involves a review of mergers and acquisitions involving the sale of public companies. The analysis examines the difference between the acquisition cost and the target's market capitalization at distinct points in time. This analysis is based on information obtained from SEC filings, public company disclosures, press releases, industry and popular press reports, databases and other sources.

TRANSACTION SELECTION PROCESS

We reviewed three distinct comparable groups for the Premiums Paid Analysis:

1.  RETAIL SECTOR ACQUISITIONS:

    -  Target public companies, SIC Codes 5200 - 5999 (Retailing)
    -  Equity transaction size greater than $40 million
    -  Date range: 1/1/92- 11/15/96
    -  80% or greater of shares acquired

This search yielded 16 completed transactions which Piper Jaffray deemed to be comparable.

2.  GOING PRIVATE TRANSACTIONS:

    -  Target public companies, private acquiror and no strategic buyers
    -  Equity transaction size $40 - 750 million
    -  Date range: 1/1/92 - 11/15/96
    -  Acquiror owns greater than 80% post transaction

This search yielded 14 completed transactions which Piper Jaffray deemed to be comparable.

                                      7-1

CENTRAL TRACTOR FARM & COUNTRY, INC.
--------------------------------------------------------------------------------

                        PREMIUMS PAID ANALYSIS, CONTINUED

3.  ALL CASH ACQUISITIONS:

    -  100% cash consideration
    - Target public companies, all SIC Codes except financial institutions and REITS
    -  Equity transaction size $40 - 750 million
    -  Date range: 1/1/96- 11/15/96
    -  80% or greater of shares acquired

This search yielded 28 completed transactions which Piper Jaffray deemed to be comparable.

                                       7-2

CENTRAL TRACTOR FARM & COUNTRY, INC.
--------------------------------------------------------------------------------

                        PREMIUMS PAID ANALYSIS, CONTINUED

PREMIUM ANALYSIS

RETAIL SECTOR ACQUISITIONS

                                    IMPLIED PREMIUM                   COMPARABLE TRANSACTIONS
                                 FOR CENTRAL TRACTOR AT               -----------------------
                                    $14.25 PER SHARE          MEDIAN       MEAN      MINIMUM   MAXIMUM
                                    ----------------          ------       ----      -------   -------


1 Day Prior to Announcement              17.5%                 25.7%       25.8%       -0.4%     45.8%

1 Week Prior to Announcement             17.5%                 28.2%       33.1%        8.8%     66.3%

4 Weeks Prior to Announcement            22.6%                 36.7%       40.4%       11.4%     68.8%

GOING PRIVATE TRANSACTIONS

                                    IMPLIED PREMIUM                   COMPARABLE TRANSACTIONS
                                 FOR CENTRAL TRACTOR AT               -----------------------
                                    $14.25 PER SHARE          MEDIAN       MEAN      MINIMUM   MAXIMUM
                                    ----------------          ------       ----      -------   -------


1 Day Prior to Announcement              17.5%                 20.6%       21.9%       4.3%      42.2%

1 Week Prior to Announcement             17.5%                 22.0%       22.1%       3.4%      45.9%

4 Weeks Prior to Announcement            22.6%                 29.0%       28.5%       2.3%      63.1%


                                       7-3

CENTRAL TRACTOR FARM & COUNTRY, INC.
--------------------------------------------------------------------------------

                       PREMIUMS PAID ANALYSIS, CONTINUED

ALL CASH TRANSACTIONS

                                    IMPLIED PREMIUM                   COMPARABLE TRANSACTIONS
                                 FOR CENTRAL TRACTOR AT               -----------------------
                                    $14.25 PER SHARE          MEDIAN       MEAN      MINIMUM   MAXIMUM
                                    ----------------          ------       ----      -------   -------



1 Day Prior to Announcement              17.5%                 26.4%       29.5%      -14.3%     79.5%

1 Week Prior to Announcement             17.5%                 36.3%       40.6%        2.5%     90.8%

4 Weeks Prior to Announcement            22.6%                 49.2%       47.3%       -2.4%    103.3%


                                       7-4

CENTRAL TRACTOR FARM & COUNTRY, INC.
--------------------------------------------------------------------------------

PREMIUM ANALYSIS
RETAIL COMPANIES (PRIMARY OF SECONDARY SIC CODE 5200-5900)
EQUITY VALUE > $40M
ACQUIROR OWNS > 80% AFTER TRANSACTION
1/1/94 - 11/15/96



DATE            DATE
ANNOUNCED       COMPLETED       TARGET NAME                             ACQUIROR NAME
-----------------------------------------------------------------------------------------------------
11/12/96                        Leslie's Poolmart                       Hancock Park Associates II LP
11/04/96                        Eckerd Corp                             JC Penny Co
10/04/96                        Pet Food Warehouse Inc                  Petco Animal Supplies Inc
10/02/96                        Baby Superstore Inc                     Toys 'R' Us Inc
09/09/96                        Big B Inc                               Revco DS Inc (NEW)
09/09/96                        ShopKo Stores Inc                       Phar-Mor Inc
09/04/96                        Office Depot Inc                        Staples Inc
08/15/96        09/26/96        Orchard Supply Hardware Stores          Sears Roebuck & Co
07/11/96        10/11/96        Fay's Inc                               Thrift Drug Inc(JC Penny Co)
03/28/96        08/01/96        Stop & Shop Cos                         Koninklijke Ahold NV
02/16/96        05/30/96        Circle K Corp                           Tosco Corp
06/26/95        10/16/95        Super Rite Corp                         Richfood Holdings Inc
04/20/95        08/18/95        Bruno's Inc                             Kohlberg Kravis Roberts & Co
12/27/94        02/13/95        Perry Drug Stores Inc                   Rite Aid Corp
08/25/94        12/16/94        Babbages                                Software Etc Stores Inc
07/25/94        09/21/94        Nature Food Centers Inc                 General Nutrition Companies



                                                                              PREMIUM ANALYSIS
                                                                 ----------------------------------------------
                                                                     PREMIUM         PREMIUM         PREMIUM
                                                                       1 DAY          1 WEEK         4 WEEKS
                                  EQUITY VALUE            % OF      PRIOR TO        PRIOR TO        PRIOR TO
                                  AT EFFECTIVE          SHARES  ANNOUNCEMENT    ANNOUNCEMENT    ANNOUNCEMENT
TARGET BUSINESS DESCRIPTION       DATE ($MIL)         ACQUIRED          DATE            DATE            DATE
---------------------------------------------------------------------------------------------------------------

Operate swimming pool stores     $   108.9            --        26.1            31.8            31.8
Operate retail drug stores         2,456.4            --        21.2            28.4            29.6
Own, op pet food stores           54,485              --        13.2            16.0            36.5
Own, op children's wear stores       450.8            --        18.0            21.8            25.1
Drug, grocery retail stores          320.4           78.2       36.6            66.3            58.6
Own and operate variety stores       625.5            --        20.0            27.9            33.3
Own, op stationery stores          3,493.2            --        40.0            34.7            36.8
Own, op home improvement ctrs        321.6          100.0       17.6            25.6            28.4
Own and operate drug stores          266.8          100.0       27.5            61.9            61.9
Own, op supermarkets               1,678.8          100.0       25.2            27.0            45.7
Operate convenience stores           748.6          100.0       45.8            42.5            68.8
Own and operate supermarkets         224.7          100.0       26.8            26.8            49.0
Own, op supermarket chains           930.0          100.0       28.9            28.0            33.3
Own, op drug, auto-home stores       133.5           98.8       44.3            44.3            46.7
Operate computer stores               62.3          100.0       -0.4             8.8            11.4
Operate health food stores            63.0          100.0       21.5            37.1            50.0
---------------------------------------------------------------------------------------------------------------
MAXIMUM                                                         45.8            66.3            68.8
MEAN                                                            25.8            33.1            40.4
MEDIAN                                                          25.7            28.2            36.7
MINIMUM                                                         -0.4             8.8            11.4
---------------------------------------------------------------------------------------------------------------

*Number of Transactions=16

Source: Securities Data Company, Inc.

CENTRAL TRACTOR FARM & COUNTRY
-------------------------------------------------------------------------------
PREMIUM ANALYSIS
GOING PRIVATE/1.BO/MBQ
ACQUIROR OWNS>80% OF COMPANY AFTER TRANSACTION
PUBLIC TARGETS/PRIVATE ACQUIRERS - EXCLUDING STRATEGIC BUYERS
VALUE $40 - $750 MM
1/1/92 - 11/15/96


Date           Date
Announced      Completed    Target Name                        Acquiror Name                      Target Business Description
---------------------------------------------------------------------------------------------------------------------------------

08/14/96       11/07/96     Payco American Corp                Investor Group                     Credit collection services
07/02/96                    Ambar Inc                          Beacon Group Energy Investment     Pvd oil and gas field services
06/13/96       09/27/96     Salem Corp                         Investor Group                     Whl industrial mach and equip
02/15/96       05/14/96     Andros Inc                         Genstar Capital Partners II LP     Mnfr infrared gas analyzers
01/05/96       09/09/96     Finl Institutions Ins Grp Ltd      Investor Group                     Investment holding company
02/17/95       05/22/95     Healthdyne Technologies Inc        Shareholders                       Mnfr electromedical equpment
06/02/94       11/23/94     Koll Management Services (Koll)    Investor Group                     Real estate management svcs
05/02/94       09/29/94     Statesman Group Inc.               Consesco Capital Partners II LP    Insurance company
10/18/93       03/02/94     Corporate Software Inc             CS Acquisition Corp                Wholesale computer software
09/20/93       12/28/93     Digital Communications Assoc       DCA Holdings Inc.                  Mnfr network common products
02/03/93       07/08/93     Jumbo's Jumbos Inc                 JJJ Acquisition Corp               Own and operate peanut farms
01/18/93       03/31/93     Alden Press Co                     APC Holding Inc                    Provide web printing services
12/01/92       03/30/93     Imagine Films Entertainment        Investor Group                     Motion picture, program prodn
09/17/92       07/23/93     La Petite Academy Inc              La Petite Holdings Inc             Child care, education centers

                                                                    Premium Analysis
                                              -----------------------------------------------------------
                                                Premium                  Premium               Premium
                                                 1 day                   1 week                4 weeks
  Equity Value at            % of               prior to                prior to               prior to
  Effective Date            Shares            Announcement            Announcement           Announcement
     ($mil)                  Acq.                 date                    date                   date
---------------------------------------------------------------------------------------------------------
     142.171            100.00                  19.1                    17.9                    60.0
      66.593             99.30                  24.1                    17.1                    50.0
      46.623            100.00                  22.0                    23.5                    11.7
      83.306            100.00                  16.1                    24.1                    35.8
      53.866            100.00                  31.3                    20.9                    15.1
     138.769             81.00                   9.8                     4.7                     2.3
      50.400            100.00                  33.3                    23.1                    36.2
     227.833            100.00                   4.3                     3.4                     8.0
      90.399            100.00                  33.3                    36.4                    34.8
     187.875            100.00                  37.6                    40.2                    36.4
      45.045            100.00                  42.2                    45.9                    63.1
     110.625            100.00                  13.2                    20.0                    15.4
      62.302             64.00                   9.1                     9.1                     7.5
     157.296             91.00                  11.1                    23.1                    23.1

     MAXIMUM:                                   42.2                    45.9                    63.1
        MEAN:                                   21.9                    22.1                    28.5
      MEDIAN:                                   20.6                    22.0                    29.0
     MINIMUM:                                    4.3                     3.4                     2.3


# Of Transactions:          14

CENTRAL TRACTOR FARM & COUNTRY, INC.
-------------------------------------------------------------------------------
PREMIUM ANALYSIS
CASH CONSIDERATION ONLY
EQUITY VALUE>$NONE
ACQUIROR OWNS>80% AFTER TRANSACTION
1/1/96 - 11/15/96
ALL SIC CODES EXCLUDING FINANCIAL INSTITUTIONS AND REITS


DATE         DATE
ANNOUNCED    COMPLETED     TARGET NAME                       ACQUIROR NAME
-------------------------------------------------------------------------------------------
10/10/96                   WCI Steel Inc(Reno Group Inc)     Renco Group Inc
10/08/96                   Super Food Services Inc           Nash Finch Co
09/09/96                   Big B Inc                         Revco DS Inc(NEW)
08/07/96     10/03/96      Douglas & Lomason Co              Magna International Inc
07/22/96     10/25/96      Telebit Corp                      cisco Systems Inc
07/02/96                   Ambar Inc                         Beacon Group Energy Investment
07/01/96     09/25/96      Brooktree Corp                    Rockwell International Corp
06/14/96     08/23/96      Brenco Inc                        Varlen Corp
06/07/96     07/23/96      Community Health Systems Inc      Forstmann Little & Co
06/03/96     09/30/96      Univar Corp                       Pakhoed Holding NV
05/24/96     07/02/96      Masland Corp                      Lear Corp
05/20/96     07/23/96      AmeriData Technologies Inc        General Electric Capital Svcs
05/13/96     08/15/96      MICOM Communications Corp         Northern Telecom Ltd(BCE Inc)
05/08/96     10/10/96      ADCO Technologies Inc             Astor Chemicals
04/22/96                   Duplex Products Inc               Reynolds & Reynolds Co
03/29/96     08/07/96      MediSense Inc                     Abbott Laboratories
03/13/96     04/18/96      CAPCO Automotive Products Cor     Eaton Corp
03/07/96                   Acme-Cleveland Corp               Danaher Corp
02/15/96     05/14/96      Andros Inc                        Genstar Capital Partners II LP
02/14/96     03/20/96      Helene Curtis Industries Inc      Unilever NV
02/12/96     05/01/96      Duracraft Corp                    Honeywell Inc
01/31/96     03/04/96      Tivoli Systems Inc                IBM Corp
01/29/96                   Varitronic Systems Inc            WH Brady Co
01/18/96     07/02/96      Corvita Corp                      Pfizer Inc
01/16/96     02/26/96      Concord Health Group              Multicare Cos Inc
01/16/96                   Orthopedic Technology Inc         DePuy Inc(Corange Int/Corange)
01/03/96     08/28/96      International Jensen Inc          Recoton Corp




                                                                                PREMIUM ANALYSIS
                                                                     -------------------------------------------
                                                                        PREMIUM        PREMIUM        PREMIUM
                                                                         1 DAY          1 WEEK        4 WEEKS
                                     EQUITY VALUE        % OF           PRIOR TO       PRIOR TO       PRIOR TO
                                     AT EFFECTIVE       SHARES        ANNOUNCEMENT   ANNOUNCEMENT   ANNOUNCEMENT
TARGET BUSINESS DESCRIPTON           DATE($mil)        ACQUIRED           DATE           DATE          DATE
----------------------------------------------------------------------------------------------------------------
Manufacture steel                    $364.0                 --        17.6           29.0           77.8
Wholesale food products              $170.5               96.0        37.8           36.3           29.2
Drug, grocery retail stores          $320.4               78.2        36.6           66.3           58.6
Wholesale motor vehicles             $134.5              100.0        39.3           90.8          103.3
Mnfr data transmission equip         $184.3              100.0        22.8           22.8            4.7
Pvd oil and gas field services        $66.6               99.3        24.1           17.1           50.0
Manufacture semiconductors           $254.2              100.0        42.9           64.4           16.5
Ball and roller bearings             $168.7               95.5        31.0           30.3           20.6
Operate medical clinics            $1,078.2              100.0        20.2           19.9           18.9
Whl chemicals,pesticides             $421.7               72.0        57.2           54.1           58.8
Mnfr motor vehicle parts             $380.3              100.0         6.1           18.2           30.0
Whl computers,peripherals            $356.6              100.0         4.1           25.5           47.1
Mnfr communications equipment        $139.4              100.0       -14.3            9.1           58.4
Mnfr adhesives and sealants           $52.8              100.0        28.1           51.9           57.7
Publish manifold business form        $89.8               97.8         1.1           28.9           36.2
Mnfr blood monitoring systems        $831.8              100.0        48.8           48.8           39.0
Mnfr automobile parts                $139.0               92.7        66.7           72.4           78.6
Mnfr metal cutting tools             $207.4               83.6        50.0           55.8           56.9
Mnfr infrared gas analyzers           $83.3              100.0        16.1           24.1           35.8
Mnfr perfumes,cosmetics              $479.6              100.0        18.6           30.2           71.8
Mnfr electric housewares             $289.5              100.0        58.2           50.0           68.1
Dvlp systems mgmt software           $702.8              100.0        25.8           25.0           41.8
Mnfr typewriters                      $40.6               97.0        79.5           79.5           62.8
Manufacture medical equipment         $78.8              100.0        -2.4            2.5           -2.4
Pvd healthcare mgmt services          $69.4              100.0        25.1           43.4           58.9
Manufacture surgical supplies         $40.8               89.7        26.4           43.9           49.0
Mnfr radios and televisions           $62.9              100.0        29.4           57.1           49.2

Maximum                                                               79.5           90.8          103.3

CENTRAL TRACTOR FARM & COUNTRY
-------------------------------------------------------------------------------
PREMIUM ANALYSIS SUMMARY

                                                      Premium Analysis
                                ------------------------------------------------------------
                                  Premium                 Premium                 Premium
                                   1 day                   1 week                 4 weeks
                                  prior to                prior to                prior to
                                Announcement            Announcement            Announcement
                                    date                    date                    date
                                ------------            ------------            ------------
Retail Sector
Maximum                             45.8                   66.3                     68.8
75th Percentile                     30.8                   38.5                     49.3
50th Percentile                     25.7                   28.2                     36.7
25th Percentile                     19.5                   26.5                     31.3
Minimum                             (0.4)                   8.8                     11.4
--------------------------------------------------------------------------------------------
LBO/MBO
Maximum                             42.2                   45.9                     63.1
75th Percentile                     32.8                   24.0                     36.4
50th Percentile                     20.6                   22.0                     29.0
25th Percentile                     11.6                   17.3                     12.5
Minimum                              4.3                    3.4                      2.3
--------------------------------------------------------------------------------------------
Cash Only
Maximum                             79.5                   90.8                    103.3
75th Percentile                     41.1                   55.0                     58.9
50th Percentile                     26.4                   36.3                     49.2
25th Percentile                     18.1                   24.6                     32.9
Minimum                            (14.3)                   2.5                     (2.4)
--------------------------------------------------------------------------------------------
Total

CENTRAL TRACTOR FARM & COUNTRY, INC.
FISCAL YEAR ENDED OCTOBER 31                                  PIPER JAFFRAY INC.
(ALL NUMBERS IN THOUSANDS, EXCEPT PER SHARE)
--------------------------------------------------------------------------------
                                                                    ANALYST: JAK

ASSUMPTIONS TO INCOME STATEMENT AND BALANCE SHEET
**MANAGEMENT PROJECTIONS - ASSUMES 2 STORES IN '97 & 5 STORES/YEAR THEREAFTER**

                                                                         ESTIMATED
                                                ------------------------------------------------------------
                                                1997          1998          1999          2000          2001
                                                ----          ----          ----          ----          ----
INCOME STATEMENT ASSUMPTIONS
Sales Growth                                    18.3%          8.5%          7.3%          6.1%          6.0%
Gross Margin                                    29.4%         29.5%         29.5%         29.5%         29.5%
Operating Expense as a % of Sales               23.2%         22.7%         22.6%         22.4%         22.4%
Operating Income Growth                         18.8%         20.8%          9.4%          7.9%          6.0%
Operating Margin                                 6.1%          6.8%          6.9%          7.1%          7.0%
Tax Rate                                        41.0%         41.0%         41.0%         41.0%         41.0%

BALANCE SHEET ASSUMPTIONS
Inventory Turnover Days                        147.1         136.7         127.3         127.1         127.0
Payable Days                                    58.8          54.3          50.6          51.3          50.6
Accrued Liabs as a % of Sales                    2.2%          2.1%          2.1%          2.1%          2.0%
Capital Expenditures                           4,500         5,900         6,000         6,000         6,000

CENTRAL TRACTOR FARM & COUNTRY, INC.
FISCAL YEAR ENDED OCTOBER 31
(ALL NUMBERS IN MILLIONS, EXCEPT PER SHARE)                 PIPER JAFFRAY, INC.
-------------------------------------------------------------------------------
                                                                  Analyst: JAK
HISTORICAL AND PROJECTED INCOME STATEMENTS

              ** MANAGEMENT PROJECTIONS - ASSUMES 2 STORES IN '97
                          & 5 STORES/YEAR THEREAFTER **

                                     Historical                     PROJECTED
                              ----------------------- --------------------------------------
                               1994    1995   1996E    1997    1998    1999    2000    2001
                              --------------------------------------------------------------
NET SALES                     $231.1  $251.7  $293.0  $346.5  $376.1  $403.5  $428.2  $454.9
  % Growth                     14.1%    8.9%   16.4%   18.3%    8.5%    7.3%    6.1%    6.0%

Cost of Goods Sold             161.5   177.4   207.1   244.8   265.2   284.5   301.9   320.1
                              --------------------------------------------------------------
GROSS PROFIT                    69.6    74.3    85.9   101.7   110.9   119.0   126.3   133.9
  Gross Margin                 30.1%   29.5%   29.3%   29.4%   29.5%   29.5%   29.5%   29.5%

Operating Expenses              55.4    58.3    68.0    80.5    85.3    91.0    96.1   101.9
                              --------------------------------------------------------------
NET OPERATING INCOME (LOSS)     14.2    16.0    17.8    21.2    25.6    28.0    30.2    32.0
  Operating Margin              6.1%    6.4%    6.1%    6.1%    6.8%    6.9%    7.1%    7.0%

Other Income/Expenses
  Total Interest Expense         4.8     1.3     1.7    (1.8)   (1.8)   (1.8)   (1.8)   (1.8)
  Interest Income                0.0     0.0     0.0     0.2     0.6     0.9     1.2     1.6
  Amortization of Intangibles    0.0     0.8     0.9    (1.1)   (1.0)   (0.7)   (0.7)   (0.9)
                              --------------------------------------------------------------
PRE-TAX INCOME                   9.4    13.9    15.3    18.5    23.4    26.4    28.9    30.9

INCOME TAX EXPENSE              (4.2)   (5.7)   (6.3)   (7.6)   (9.6)  (10.8)  (11.8)  (12.7)
  Tax Rate                      44.7%  41.0%   41.4%   41.0%   41.0%   41.0%   41.0%   41.0%
                              --------------------------------------------------------------
NET INCOME                       $5.2   $8.2    $8.9   $10.9   $13.9   $15.6   $17.1   $18.2
                              ==============================================================
  Net Margin                            3.3%    3.1%    3.1%    3.7%    3.9%    4.0%    4.0%

EARNINGS PER SHARE              $0.49  $0.78   $0.91   $0.99   $1.25   $1.41   $1.55   $.166
                              ==============================================================


CENTRAL TRACTOR FARM & COUNTRY, INC.
FISCAL YEAR ENDED OCTOBER 31                       ----------------------------
(ALL NUMBERS IN MILLIONS, EXCEPT PER SHARE)              Piper Jaffray Inc.
-------------------------------------------------------------------------------
                                                            Analyst: JAK

HISTORICAL AND PROJECTED BALANCE SHEETS

**MANAGEMENT PROJECTIONS - ASSUMES 2 STORES IN '97 & 5 STORES/YEAR THEREAFTER**

                                                   ACTUAL                                PROJECTED
                                     ------------------------------    -----------------------------------------------
                                         1994      1995      1996       1997      1998      1999      2000      2001
                                     ---------------------------------------------------------------------------------
ASSETS
CURRENT ASSETS:
  Cash                                  $  2.6    $  3.1    $  3.9     $ 20.3    $ 32.8    $ 47.9    $ 62.0    $ 76.7
  Trade Receivables                        1.5       0.9       1.0        1.0       0.5       0.5       0.5       0.5
  Inventory                               75.0      93.9     107.5      100.0     100.7     100.6     106.6     112.9
  Other Current Assets                    16.5      14.9       1.6        1.4       1.2       1.2       1.2       1.2
                                     ---------------------------------------------------------------------------------
Total Current Assets                      95.6     112.8     114.0      122.7     135.2     150.2     170.3     191.3

FIXED ASSETS
  Property and Equipment                  25.4      31.6      40.8       45.4      51.3      57.3      63.3      69.3
  Less Accumulated Depreciation           10.9      13.3      16.0       19.5      23.3      27.7      32.7      38.3
                                     ---------------------------------------------------------------------------------
  Net Property and Equipment              14.4      18.2      24.8       25.9      28.0      29.6      30.6      31.0

OTHER NONCURRENT ASSETS:
  Goodwill, net                           17.5      16.9      19.2       18.5      17.8      17.1      16.4      15.7
  Other Intangible Assets                  1.6       0.0       1.1        0.6       0.2       0.2       0.2       0.0
  Other Assets:                           10.3       0.7       0.4        0.3       0.5       0.5       0.5       0.5
                                     ---------------------------------------------------------------------------------
TOTAL ASSETS                            $139.4    $148.6    $159.4     $167.9    $181.7    $197.6    $218.0    $238.5
                                     =================================================================================


LIABILITIES

CURRENT LIABILITIES:

  Notes Payable To Bank                 $  1.0    $  6.8    $  3.7     $  0.0    $  0.0    $  0.0    $  0.0    $  0.0
  Current Maturities of LTD                0.6       0.0       0.0        0.0       0.0       0.0       0.0       0.0
  Capital Lease Obligation                 0.0       0.1       0.2        0.1       0.1       0.1       0.1       0.1
  Accounts Payable                        37.6      39.2      41.0       40.0      40.0      40.0      43.0      45.0
  Accrued Expenses                         6.1       4.1       5.0        7.5       8.0       8.4       8.8       9.2
                                     ---------------------------------------------------------------------------------
    TOTAL CURRENT LIABILITIES             45.2      50.2      49.9       47.6      48.1      48.5      51.9      54.3

LONG TERM LIABILITIES
  Long Term Debt                          16.0      16.0      16.0       16.0      16.0      16.0      16.0      16.0
  Capitalized Lease Obligation             0.9       0.9       1.3        1.2       0.7       0.6       0.5       0.4
  Deferred Income taxes                    1.6       1.6       1.9        2.0       2.0       2.0       2.0       2.0
                                     ---------------------------------------------------------------------------------
TOTAL LIABILITIES                         63.7      68.7      69.1       66.8      66.8      67.1      70.4      72.7

STOCKHOLDERS' EQUITY
  Common Stock                                       0.0       0.0        0.0       0.0       0.0       0.0       0.0
  Retained Earnings                       75.7      81.3      90.2      101.1     114.9     130.5     147.0     165.8
                                     ---------------------------------------------------------------------------------
Total Equity                              75.7      81.3      90.2      101.1     114.9     130.5     147.0     165.8
                                     ---------------------------------------------------------------------------------
Total Liabilities and Equity            $130.4    $150.0    $159.3     $157.9    $181.7    $197.6    $218.0    $238.5
                                     =================================================================================

CENTRAL TRACTOR FARM & COUNTRY, INC.
FISCAL YEAR ENDED OCTOBER 31                                 Piper Jaffray Inc.
(ALL NUMBERS IN THOUSANDS, EXCEPT PER SHARE)

                                                                   Analyst: JAK
CASH FLOW STATEMENT

**MANAGEMENT PROJECTIONS - ASSUMES 2 STORES IN '97 & 5 STORES/YEAR THEREAFTER**

                                                                                        ESTIMATED
                                                         ----------------------------------------------------------------------
                                                           1997            1998            1999            2000            2001
                                                         ----------------------------------------------------------------------
OPERATING ACTIVITIES

Net Income                                                $10.9         $13.8           $15.6           $17.1           $18.2

Depreciation                                                3.5           3.8             4.4             5.0             5.6
Amortization                                                1.1           1.0             0.7             0.7             0.9
Increase (Decrease) in Deferred Income taxes                0.1           0.0             0.0             0.0             0.0

WORKING CAPITAL ACCOUNTS:
(Increase) Decrease in Trade Receivables                    0.0           0.5             0.0             0.0             0.0
(Increase) Decrease in Inventory                            7.5          (0.7)            0.1            (6.0)           (6.3)
(Increase) Decrease in Other Current Assets                 0.2           0.2             0.0             0.0             0.0
Increase (Decrease) in Accounts Payable                    (1.0)          0.0             0.0             3.0             2.0
Increase (Decrease) in Accrued Expenses                     2.5           0.5             0.4             0.4             0.4
                                                         ----------------------------------------------------------------------

(INCREASE) DECREASE IN NET WORKING CAPITAL                  9.1           0.5             0.5            (2.6)           (3.9)
                                                         ----------------------------------------------------------------------
SOURCE (USE) OF CASH FROM OPERATIONS                       24.8          19.1            21.2            20.2            20.8
                                                         ======================================================================


INVESTING/FINANCING ACTIVITIES

Capital Expenditures                                       (4.5)         (5.9)           (6.0)           (6.0)           (6.0)
Increase (Decrease) in Capital Lease Obligation            (0.1)         (0.5)           (0.1)           (0.1)           (0.1)
Increase (Decrease) in Notes Payable To Bank               (3.7)          0.0             0.0             0.0             0.0
Increase (Decrease) in Long Term Debt                       0.0           0.0             0.0             0.0             0.0
(Increase) Decrease in Other Assets:                        0.1          (0.2)            0.0             0.0             0.0
                                                         ----------------------------------------------------------------------
SOURCE (USE) OF CASH FROM INVESTING/FINANCING ACTIVITIES   (8.3)         (6.6)           (6.1)           (6.1)           (6.1)
                                                         ======================================================================

Net Change in Cash                                         16.5          12.5            15.1            14.1            14.7

Beginning Cash Balance                                      3.8          20.3            32.8            47.9            62.0
Change in Cash                                             16.5          12.5            15.1            14.1            14.7
                                                         ----------------------------------------------------------------------
ENDING CASH BALANCE                                       $20.3         $32.8           $47.9           $62.0           $76.7
                                                         ======================================================================

HDS                                                             dgp Equity H D S
Type # (GO) to access client information

                   INSTITUTIONAL HOLDINGS                              PAGE    1

         C T E C             U S                                           CENTRAL TRACTOR
--------------------------------------------------------------------------------------------------------
                                                                                Pct.     Latest   Filing
        Client Name           Portfolio name              Source      Held     Outstd    Change    Date
        -----------           --------------              ------      ----     ------    ------   ------
   1) PALISADE CAPITAL      PALISADE CAPITAL MAN            13F      466,800     4.41               9/96
*  2) TCW GROUP INC         THE TCW GROUP INC               13F      289,600     2.73     115,000   9/96
   3) WELLINGTON MGMT       WELLINGTON MANAGEMEN            13F      277,000     2.62     277,000   6/96
*  4) COLUMBIA MGMT CO      COLUMBIA MANAGEMENT             13F      255,100     2.41               9/96
*  5) CA PUB EMP RETIR      CALIFORNIA PUBLIC EM            13F      237,900     2.25               9/96
   6) TRIMARK INVT MGT      TRIMARK AMERICAS FUN          CAN MF     179,300     1.69               6/96
   7) INVISTA CAP MGT       INVISTA CAPITAL MANA            13F      176,400     1.67      12,000   9/96
   8) WADDELL & REED        WADDELL & REED INC              13F      165,000     1.56               6/96
*  9) DIMENSIONAL FUND      DIMENSIONAL FUND ADV            13F      149,500     1.41      71,900   9/96
* 10) GOFEN & GLOSSBER      GOFEN AND GLOSSBERG             13F       92,700      .88     -34,750   6/96
* 11) DELAWARE INV ADV      DELAWARE MANAGEMENT             13F       92,200      .87      24,700   6/96
  12) INVISTA CAP MGT       PRINCOR MANAGEMENT I            13F       90,500      .85      25,600   9/96
* 13) LUTHER KING CAP       LUTHER KING CAPITAL             13F       81,500      .77     -25,500   9/96
  14) BZW BARCLAYS          BARCLAYS BANK PLC               13F       63,010      .60      16,443   6/96
* 15) FRANK RUSSELL CO      FRANK RUSSELL COMPAN            13F       57,000      .54               9/96

* Indicates Money Market Directory information available. Hit # (Go) and then IP (Go) to access.

                   Information provided by Technimetrics, Inc.

Bloomberg-all rights reserved. Frankfurt:69-920410 Hong Kong:2-521-3000 London:171-330-7500 New York:212-318-2000 Princeton:609-279-3000
Singapore:226-3000  Sydney:2-777-8600  Tokyo:3-3201-8900
Washington DC:202-434-1800